Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Robert D. Hansen
Chairman and Chief Executive Officer
Electromed, Inc.
952-758-9299
bhansen@electromed.com

Pankti Shah
Director of Strategic Marketing
The Event Group, Incorporated
763-548-1304
pankti.shah@eventshows.com

ELECTROMED, INC. NAMES WILLIAM ECKLES TO ITS BOARD OF DIRECTORS

New Prague, Minnesota – July 26, 2011- Electromed, Inc. (NASDAQ: ELMD), maker of the SmartVest® Airway Clearance System, today announced the appointment of William Eckles to its Board of Directors. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, MN), and Hector Communications Corporation (New Ulm, MN).

The Company’s Chairman and CEO, Robert Hansen expressed enthusiasm and confidence in the Board’s selection of Mr. Eckles.  “Bill’s broad experience as CEO of a telecommunications company and his credentials of having served effectively on a number of boards whose companies include manufacturers with a strong commitment to R&D will strengthen the Electromed, Inc. Board of Directors.”

About Electromed, Inc.

Electromed, Inc., founded in 1992 and headquartered in New Prague, Minnesota, manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System and related products, to patients with compromised pulmonary function. Further information about the Company can be found at www.Electromed.com.